                                                                    Exhibit 3.44


                         THE COMPANIES ACTS 1985 - 1989
                         ------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES
                        --------------------------------

                     MEMORANDUM AND ARTICLES OF ASSOCIATION
                     --------------------------------------

                                       of
                                       --

                                  DANKA UK PLC
                                  ------------

                         Incorporated 26th November 1987

                         THE COMPANIES ACTS 1985 - 1989

                                   ----------

                        PUBLIC COMPANY LIMITED BY SHARES

                                   ----------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                                 DANKA UK PLC/*/


          (asmodified by Special Resolutions passed on 8th August, 1988
             22nd December 1989, 10th May, 1991 and 18th June, 1993)


/*/1.  The Company's name is "DANKA UK PLC".

   2.  The Company is to be a public company.

   3.  The Company's registered office is to be situated in England and Wales.

   4.  The Company's objects are: --

     (a) To carry on the business of a holding company in all its branches, and to acquire by purchase, lease, concession, grant, license or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses on every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy and

----------
/*/ The Company changed its name from Standurgent Limited to The Saint Group Limited by a Special Resolution passed on 23rd December 1987 and from The Saint Group Limited to Saint Group Limited by a Special Resolution passed on 10th May 1991 when it was also resolved to re-register as a public company. The Company changed its name from Saint Group PLC to Danka UK PLC on 21st June, 1993.

          administration of any companies of which this Company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; to carry on all or any of the businesses of manufactures, services, maintainers, repairers, hirers, letters of hire, and agents for the safe of, and dealers in office equipment, furniture, appliances and fittings, stationery and other accessories of every description, general financiers, mortgage and insurance brokers and agents, to provide persons or corporations carrying on any profession, business, trade or occupation with all office furniture and equipment, office cleaning, repairs and decorations, staff, premises, lighting, heating, telephone service, cars, transport, books, periodicals, reports, photoprinting, general printing and stationery and all such services as may from time to time be required for the conduct and management of such profession, business, trade or occupation; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

     (b) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company.

     (c) To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

     (d) To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets invention, licences, secret processes, trade marks, designs, protections and. concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

     (e) To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

     (f) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

     (g) To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

     (h) To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

     (i) To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

     (j) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

     (k) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.
                                       4

     (l) To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

     (m) To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

     (n) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company bas a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

     (o) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

     (p) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

     (q) To act as agents or brokers and as trustees from any person, firm or company and to undertake and perform sub-contracts.

     (r) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

     (s) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

     (t) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children, and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

     (u) Subject to and in accordance with a due compliance with the provisions of Section 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable) to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 1.51(2) of the Act.

     (v) To distribute among the Members of the Company in kind any property of the Company of whatever nature.

     (w) To procure the Company to be registered or recognised in any part of the world.

  /*/(x) To dispose of any assets or investments of the Company by way of gift to any person, firm, company or other body, including gifts to or the benefit

--------
/*/  As amended by Special Resolution passed on 22nd December 1989.

          of employees and/or directors of the Company, without the consent or sanction of the Members of the Company in general meeting or otherwise.

     (y) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

     (z) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

AND so that: --

     (1) None of the objects set forth in any sub-clause off this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

     (2) None of the sub-clauses of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this Clause as though each such sub-clause contained the objects of a separate Company.

     (3) The word "Company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons whether incorporated or incorporated and whether domiciled in the United Kingdom or elsewhere.

     (4) In this Clause the expression "the Act" means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5.        The liability of the Members is limited.

/*/6.     The Company's share capital is (pound)200,000 and USS1,741.75 divided into 200,000 Deferred Shares of (pound)1 each and 174,175 Bearer Ordinary Shares of US$0.01 each.

----------
/*/ By Special Resolution passed on 8th August 1988 the Company increased its share capital from (pound)1,000 divided into 1,000 Ordinary Shares of (pound)1 each to (pound)100,000 divided into 100,000 Ordinary shares at (pound)1 each and by Special Resolution passed on

We, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and fee agree to take the number o(pound) shares shown opposite our respective names

---------------------------------------------------------------------------
Names and address of Subscribers             Number of Shares taken by each
                                                       Subscriber
---------------------------------------------------------------------------
   1.    Instant Companies Limited                      - One
         2, Baches Street,
         London. N1 6UB

   2.    Swift Incorporations Limited                   - One
         2, Baches Street,
         London. N1 6UB
                                             ------------------------------
            Total shares taken                          - Two
---------------------------------------------------------------------------


Dated this 1st day of October, 1987.


Witness to the above signatures: Terry Jayne,
                                 2, Baches Street,
                                 London. N1 6UB



--------------------------------------------------------------------------------
16th April 1991 from (pound)100,000 divided into 100,000 Ordinary Shares of (pound)1 each to (pound)200,000 divided into 200,000 Ordinary Shares of (pound)1 each.

     By Special Resolutions passed on 18th June 1993, the Company increased its share capital from (pound)200,000 to (pound)200,000 and USS1,741.75 by the creation of 174,175 new Bearer Ordinary Shares of US$0.01 each, and converted each Ordinary Share of (pound)1 into one Deferred Share of (pound)1.

                         THE COMPANIES ACTS 1985 - 1989

                                   ----------

                        PUBLIC COMPANY LIMITED BY SHARES

                                   ----------

                             ARTICLES OF ASSOCIATION


                                       Of

                                 DANKA UK PLC/*/

 (Adopted by Special Resolution passed on 14th February 1990 and as amended by Special Resolutions passed on 10th May 1991 and 18th June 1993)

                                   PRELIMINARY
                                   -----------

1. The regulations contained in Table A in the Companies (Tables A-F) Regulations 1985 as amended by the Companies (Tables A-F) Amendment Regulations 1985 (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby, that is to say Clauses 24, 64, 73 to 81 (inclusive), 87, 94, 95 and 97 in Table A shall not apply to the Company, and in addition to the remaining Clauses in Table A as varied by these Articles, the following shall be the regulations of the Company.

2. Words and expressions defined in Table A shall have the same meanings when used in these Articles.

                                  SHARE CAPITAL
                                  -------------

/**/3.    The share capital of the Company at the date of the adoption of these
Articles is (pound)200,000 and $1,741.75 divided into 200,000 Deferred Shares of (pound)1 each and 174,175 Bearer Ordinary Shares of US$0.01 each

----------
/*/   The name of the Company was changed on 21st June, 1993 from "Saint Group
PLC" to Danka UK PLC".

/**/ By Special Resolution passed on 16th April 1991 the Company increased its share capital from (pound)100,000 divided into 100,000 Ordinary Shares of (pound)1 each to (pound)200,000 divided into 200,000 Ordinary Shares of (pound)1 each. By further Special Resolutions passed on 18th June 1993 the Company Increased its share capital from (pound)200,000 to (pound)200,000 and US$51,741.75 by the creation of 174,175 new Bearer Ordinary Shares of US$0.01 each, and converted each Ordinary Share of (pound)1 each into one Deferred Share of (pound)1 each having the rights and being subject to the restrictions set out is these Articles of Association.

                               TRANSFER OF SHARES
                               ------------------

4. The Directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any share, whether or not it is a fully paid share.

5.        Every transfer of a share shall: --

     (a) be lodged at the office or at such other place as the Directors may appoint and be accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

     (b)  be in respect of only one class of shares; and

     (c)  be in favour of not more than four transferees.

                                GENERAL MEETINGS
                                ----------------

6. Clause 40 of Table A shall apply to the Company as if there were added at the end thereof the words "provided that in the case of a separate meeting of the holders of any class of shares all of which are registered in the name of one person that person present in person or by proxy shall constitute a quorum".

7. A member holding more than one share in the Company may appoint different proxies in respect of different shares held by him to attend on any occasion or to do any act which a proxy may attend or do on his behalf but not more than one proxy shall be appointed in respect of each share. Where a member appoints more than one proxy he shall state in each instrument of appointment the number of shares in respect of which the proxy thereby appointed is appointed. Clause 59 of Table A shall be modified accordingly.

                                    DIRECTORS
                                    ---------

8. Unless and until otherwise determined by the Company in General Meeting the number of Directors shall not be less than two nor more than twelve. A Director shall not be required to hold any share qualification,

9. The Directors shall be appointed in writing by the holder or holders of a majority in nominal value of the shares in the capital of the Company for the time being issued, other than non-voting shares, and such holder or holders may at any time and from time to time (subject to any maximum or minimum number of Directors permitted by or pursuant to these Articles) by notice in writing appoint any person to be a Director or remove any Director (whether or not in office at the time when these Articles were adopted) with or without appointing another Director in his place. Every such appointment or removal shall be in writing signed by the person or persons making the same (or where any such person is a corporation by any officer duly authorised on behalf of such corporation) and left at the registered office of the Company and shall take effect upon being so left.

10. In Clause 90 of Table A the words "of filling vacancies or" shall be omitted.

11.       (1)   The Directors may procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds or life insurance schemes for the benefit of, and the grant of donations, gratuities, pensions, allowances, emoluments or benefits to any persons who are or shall have been at any time Directors or officers of or in the employment or service in any capacity of the Company, or of any subsidiary company of the Company or of the predecessors in business of the Company or any subsidiary company and the wives, widows, widowers, families or dependents of any such persons.

          (2) The Directors may also procure the establishment and subsidy of or subscriptions to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interest and well-being of the Company or of any such other company as aforesaid or of any such person as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object so far as the same are within the Company's objects as stated in its Memorandum of Association.

          (3) The Directors may procure any of the matters aforesaid to be done by the Company either alone or in conjunction with any such company as aforesaid.

12. Any Director may continue to be or become a Director of, or hold any other office or place of profit under any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, profit or other benefits received by him as a Director of, or holder of any other office or place of profit under, or member of, any such other company. The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as Directors of such company, or voting or providing for the payment of remuneration to the Directors of such company) and any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be appointed, a Director of such other company, and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

                     MANAGING AND OTHER EXECUTIVE DIRECTORS
                     --------------------------------------

13. The Directors may from time to time appoint one or more of their number to the office of managing Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. The appointment of any such managing Director shall be automatically determined if he ceases from any cause to be a Director Clause 84 of Table A so far as it relates to a managing Director shall not apply.

14. The remuneration of a managing Director or any Director who may be appointed to any other office in the management of the business of the Company shall from time to time (subject to the provisions of any agreement between him and the Company) be fixed by the Directors, and may be by way of fixed salary, or commission on the profit, dividends or turnover of the Company or of any other company in which the Company is interested or other participation in any such profits, or by way of retiring salary or provision for a pension or pensions for himself or his dependents, or by all or any of those modes, and (subject as aforesaid) the remuneration so fixed shall be additional to any remuneration to which he may be entitled as a Director of the Company.

                               ALTERNATE DIRECTORS
                               -------------------

15. Every instrument appointing an alternate Director within Clauses 65 to 69 of Table A shall, as nearly as circumstances will admit, be in the following form or to the effect following: --

     "I _______________ a Director _____________ of Limited in pursuance of the power in that behalf contained in Table A as incorporated into the Articles of Association of the Company, do hereby nominate and appoint ___________ of ______________ to act as alternate Director in my place at any meeting of the Directors which I am unable to attend, and to exercise all my duties as a Director of the Company

     As witness my hand this ____________ day of ______ 19 ".

                               DIRECTORS' EXPENSES
                               -------------------

16. Clause 83 of Table A shall apply to the company as if the word "shall" was substituted for the word "may" therein.

                         POWERS AND DUTIES OF DIRECTORS
                         ------------------------------

17. Clause 85 of Table A shall apply to the Company as if there were added at the end thereof the following: --

          "(d) may vote as a Director on any resolution concerning any such transaction or arrangement and it he shall so vote his vote shall be counted; and

          (e) shall be counted in the quorum present at a meeting when any such transaction or arrangement is under consideration".

                          DISQUALIFICATION OF DIRECTORS
                          -----------------------------

18.       The Office of a Director shall be vacated: --

     (a) if by notice in writing to the Company he resigns the office of Director;

     (b) if he becomes bankrupt or enters into any arrangement with his creditors;

     (c) if he ceases to be a Director by virtue of any provision of the Act or he becomes prohibited by law from being a Director;

     (d)  it he is, or may be, suffering from mental disorder and either

          (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

          (ii) an order is made by a court having Jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

     (e)  if he is removed from office by notice pursuant to Article 9 hereof.

/*/19     (1)   The Directors may establish any divisional board, local board, management committee, executive committee, managers, agency or other boards or committees of whatever title (all, of which are hereinafter referred to as "Divisional Boards") for managing any of the affairs of the Company either in the United Kingdom or elsewhere and any appoint any person in the full-time or part-time employment of the Company or of any holding company of the Company or of any subsidiary company of such holding company (such companies being hereinafter collectively referred to as "Associated Companies") to be a member of such Divisional Boards and may fix his remuneration and may delegate (subject as hereinafter provided) to any Divisional Board any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and may authorise the members of any Divisional Board or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit and the Directors may remove any person so appointed and may annul and vary any such delegation but no person dealing in good faith and without notice of any

----------
/*/  Added by Special  Resolution passed on 10th May 1991.

such annulment or variation shall be affected thereby. The Directors may from time to time specify the powers and duties of such Divisional Boards provided that:

     (a) such Divisional Boards shall at all times be responsible and report to the Directors of the Company; and

     (b) a Divisional Board may with the consent of the Directors appoint a chairman who shall he entitled with the like consent to use the title "Divisional Chairman" or such other title as the Directors may from time to time approve; and

     (c) minutes of all proceedings at meetings of any Divisional Board shall be maintained and such minutes shall at all times be open for inspection by any Director of the Company.

19.       (2)   The Directors may from time to time appoint any person (not being a Director of the Company) who is in the full-time or part-time employment of the Company or an Associated Company to be a "Divisional Director" or a "Divisional Managing Director" or a "Regional Director" or an "Associate Director" of the Company or to hold such other title or titles incorporating the word "Director" as the Directors shall, from time to time, determine (such appointment being hereinafter referred to as "Divisional Director") on such terms as the Directors shall, in their absolute discretion, think fit and the Directors may, at the like discretion, at any time terminate the appointment of any Divisional Director. Any person so appointed as a Divisional Director shall not be a Director of the Company for any of the purposes of the Companies Act 1985.

19.       (3)      Without prejudice to the generality of Article 19(1): --

     (a) A Divisional Director shall not have any of the powers or be subject to any of the duties of a Director save insofar as specific powers or duties may be vested in or delegated to him by the Directors.

     (b) A Divisional Director shall not be entitled to have access to the books of the Company and shall not be entitled to receive notice of or to attend or vote at meetings of the Directors. A Divisional Director may attend any meeting of the Directors by invitation of the Directors but a Divisional Director shall not be included in the number required to form a quorum.

     (c) A Divisional Director shall not be required to hold any share qualification and shall not be entitled to any remuneration pursuant to Clause 82 of Table A.

     (d) The appointment of any person as a Division Director shall not (unless otherwise agreed between him and the Company) affect the existing terms and conditions of employment, remuneration, retirement benefits, pension or other rights or duties of such person.

     (e) The Office of a Divisional Director shall be vacated automatically in the event of his ceasing to be employed for any reason by the Company or by an Associated Company or in the event of his appointment being terminated by the Directors in accordance with the provisions of Clause 19(1) above.

     (f) The Directors may enter into any contract and transact any business without the knowledge or approval of any Divisional Directors provided that no transaction shall be carried out which would impose any personal liability on all or any of the Divisional Directors for the time being either under the Companies Att 1985 or otherwise except with their or his consent.

     (g) The expressions "Director", "a Director" and "the Directors" in these Articles (including Table A) shall not mean or include a Divisional Director or Divisional Directors.

                            SHARE WARRANTS TO BEARER
                            ------------------------

/*/20.    (1)   Subject to the provisions hereinafter contained the Company may issue Share warrants with respect to any shares which are fully paid up upon a request in writing by the person registered as the holder of such shares.

The request shall be in such form, and authenticated by such Statutory Declaration or other evidence as to the identity of the person making the same as the Directors shall from time to time require.

          (2) Before the issue of a Share Warrant, the Certificate (if any) for the shares intended to be included in it shall be delivered up to the Directors.

          (3) Share Warrants shall be issued under the Common Seal of the Company or, if the Directors so resolve, in such other manner having the same effect as if issued under the Common Seal of the Company, and shall state that the bearer is entitled to the shares therein specified.

          (4) The bearer for the time being of a Share Warrant shall, subject to these Articles, be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the register of members as the holder of the shares specified in such Share Warrant.

          (5) The shares included in any Share Warrant shall be transferred by delivery of the Share Warrant without any written transfer and without registration, and the provisions in these Articles with respect to the transfer and transmission of and to the lien of the Company on shares shall not apply to shares so included.

----------
/*/ Articles 20 to 24 (inclusive) were added by Special Resolution passed on both June, 1993.

          (6) No person shall as bearer of a Share Warrant be entitled to attend or vote or exercise in respect thereof any of the rights of a member at any general meeting of the Company or sign any requisition for or give notice of intention Co submit a resolution to a meeting, or to sign any written resolution of the Company unless three days at least (or such lesser period as the Directors shall specify) before the day appointed for the meeting in the first case, and unless before the requisition or notice is left at the registered office, in the second case, or before he signs the written resolution in the third case, he shall have deposited the Share Warrant in respect of which he claims to act, attend or vote as aforesaid at the registered office for the time being of the Company or such other place as the Directors appoint, together with a statement in writing of his name and address, and unless the Share Warrant shall remain so deposited until after the Meeting or any adjournment thereof shall have been held or, in the case of a written resolution, the same shall have been signed. Not more than one name shall be received as that of the holder of a Share Warrant.

          (7) There shall be delivered to the person so depositing a Share Warrant a certificate stating his name and address and describing the shares represented by the Share Warrant so deposited by him, and such certificate shall entitle him, or his proxy duly appointed, to attend and vote at any general meeting or to sign any written resolution in the same way as if he were the registered holder of the shares specified in the certificate. Upon delivery up of the said certificate to the Company, the Share Warrant in respect whereof it shall have been given shall be returned.

          (8) No person as bearer of any Share Warrant shall be entitled to exercise any of the rights of a member (save as hereinbefore expressly provided in respect of general meetings) without producing such Share Warrant and stating his name and address, and (if and when the Directors so require) permitting an endorsement to be made thereon of the fact, date, purpose and consequence of its production.

          (9) The Directors shall provide as from time to time they shall think fit for the issue to the bearers for the time being of Share Warrants of coupons payable to bearer providing for the payment of the dividends upon and in respect of the shares represented by the Share Warrants. Every such coupon shall be distinguished by the number of the Share Warrant in respect of which it is issued, and by a number showing the place it holds in the series of coupons issued in respect of that Share Warrant.

          (10) Upon any dividend being declared to be payable upon the shares specified in any Share Warrant, the Directors shall give notice to the members in accordance with these Articles, stating the amount per share payable, date of payment, and the serial number of the coupon to be presented and thereupon any person presenting and delivering up a coupon of that serial number at the place, or one of the places, stated in the coupon, or in the said notice, shall be entitled to receive at the expiration of such number of days (not exceeding 14) after so delivering it up as the Directors shall from time to direct the dividend payable on the shares specified in the Share Warrant to which the said coupon shall belong, according to the notice which shall have been so given.

          (11) The Company shall be entitled to recognise an absolute right in the bearer for the time being of any coupons of which notice has been given as aforesaid for payment to such amount of dividend on the Share Warrant whereto the said coupon shall belong as shall have been as aforesaid declared payable upon presentation and delivery of the coupon, and the delivery of such coupon shall be a good discharge to the Company accordingly.

          (12) If any Share Warrant or coupon be worn out or defaced the Directors may, upon the surrender thereof for cancellation, issue a new one in its stead, and if any Share Warrant or coupon be lost or destroyed, the Directors may, upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as they shall think adequate, issue a new one in its stead. In case of loss or destruction the bearer to whom such new Share Warrant or coupon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of evidence of such loss or destruction and to such indemnity.

          (13) If the bearer of any Share Warrant shall surrender it together with all coupons belonging thereto for cancellation and shall lodge therewith at the registered office for the time being of the Company a declaration in writing, signed by him, in such form and authenticated in such manner as the Directors shall from time to. time direct, requesting to be registered as a member in respect of the shares specified in such Share Warrant, and stating in such declaration his name and address, he shall be entitled to have his name entered as a registered member of the Company in respect of the shares specified in the Share Warrant so surrendered, but the Company shall not be responsible for any loss incurred by any person by reason of the Company entering in the Register upon the surrender of a Share Warrant the name of any person not the true and lawful owner of the Share Warrant surrendered.

          (14) Clause 5 of Table A shall be read and construed as if at the end of such Clause there were added the words "or, in the case of a Share Warrant, in the bearer of the Warrant for the time being".

          (15) Clause 29 of Table A shall be read and construed as if the word "registered" appeared before the word "member" in the first line of such clause.

          (16) Clause 30 of Table A shall be read and construed as if the word "registered" appeared before the word "share" in the first line of such Clause.

21. A notice may be given by the Company to the holder of a Share Warrant to the address supplied by him by notice in writing to the Company from time to time for the giving of notice to him. Any notice to the Company supplying a new address for the giving of notices by the Company shall be accompanied by the Share Warrant which shall be cancelled and a new Share Warrant shall be issued having endorsed thereon the address to which future notices by the Company to the holder of the Share Warrant may be given.

22. The Directors may from time to time require any holder of a Share Warrant who gives, or has given, an address at which notices may be served on him, to produce his Share Warrant and to satisfy them that he is, or is still, the holder of the Share Warrant in respect of which he gives or gave the address.

23. Any notice required to be given by the Company to the members, or any of them, and not expressly provided for by these Articles, or any Notice which cannot be served in the manner so provided, shall be sufficiently given by advertising the same once in the London Gazette.

                                 DEFERRED SHARES
                                 ---------------

24.       (1)   Income and  Capital

     (a) Save as provided in paragraph (b) below, the holders of Deferred Shares shall not be entitled to any participation in the profits or the assets of the company.

     (b) On a winding-up of the Company, the holders of Deferred Shares shall be entitled out of the surplus assets of the Company to the return of the nominal capital paid up on the Deferred Shares held by them after the holders of every other class of shares in the capital of Company shall have received the sum of (pound)10 million in respect of each share (other than Deferred Shares) held by them.

24.       (2)   Voting

          None of the Deferred Shares shall carry any right to receive notice of or attend and vote at any general meeting of the Company.

25.       (3)   Repurchase

          Notwithstanding any other provision of these Articles, subject to the Companies Act 1985 the Company shall have the power and authority at any time prior to the expiration of 18 months from the date of adoption of this Article or at such other time as may be specified by special resolution of the Company to purchase all or any of the Deferred Shares for an aggregate consideration of (pound)1 which shall be applied for the benefit of the Company.

--------------------------------------------------------------------------------
COMPANIES FORM NO. 123
Notice of increase
in nominal capital
--------------------------------------------------------------------------------
Please do not       Pursuant to section 123 of the Companies Act 1985
write in the
margin
--------------------------------------------------------------------------------
Please complete     To the Registrar    For Official Use       Company number
legibly,             of Companies                              2199112
preferably in
black type, or
bold block
lettering
--------------------------------------------------------------------------------
                    Name of company
--------------------------------------------------------------------------------
Insert full name             DANKA UK PLC (FORMERLY SAINT GROUP PLC)
of company
--------------------------------------------------------------------------------
                    gives notice in accordance with section 123 of the above Act that by resolution of the company dated 18th JUNE 1993 the nominal capital of the company has been Increased by
                    US$1,741.75 beyond the registered capital of (pound)
                    200, 000
--------------------------------------------------------------------------------
The copy must be    A copy of the resolution authorising the increase is
printed on in       attached . The conditions (e.g. voting rights, dividend
some other form     rights, winding-up rights etc.) subject to which the new
approved by the     shares have been or are to be issued are as follows:
registrar
                    The conditions subject to which new bearer ordinary shares of US$(0.07) have been created are contained in the Articles of Association of the Company.


                                                        Please tick here if
                                                        Continued overleaf   [ ]
--------------------------------------------------------------------------------
Directors,              Signed                Designations            Date
Secretary,          /s/ M.A. Rand              Secretary         8th July 1993
Administrator,      ------------------------------------------------------------
Administrative
Receivor of
Revolver
(Scotland) as
appropriate
--------------------------------------------------------------------------------
                    Presentor's name, address    For official use
                    and reference (if any):

                    ASHURST MORRIS CRISP         General section     Post room
                    BROADWALK HOUSE
                    5 APOLLO STREET
                    LONDON EC2A 2HA


                    (REF: JHP)
--------------------------------------------------------------------------------

                         THE COMPANIES ACTS 1985 - 1989

                                   ----------

                        PUBLIC COMPANY LIMITED BY SHARES

                                   ----------

                             ARTICLES OF ASSOCIATION

                               OF DANKA UK PLC/1/

                                   PRELIMINARY
                                   -----------

1. The regulations contained in Table A in the Companies (Tables A-F) Regulations 1985 as amended by the Companies (Tables A-F) Amendment Regulations 1985 (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby; that is to say Clauses 24, 64, 73 to 81 (inclusive), 87, 94, 95 and 97 in Table A shall not apply to the Company; and in addition to the remaining Clauses in Table A as varied by these Articles, the following shall be the regulations of the Company.

2. Words and expressions defined in Table A shall have the same meanings when used in these Articles.

                                  SHARE CAPITAL
                                  -------------

3. The share capital of the Company at the date of the adoption of these Articles is (pound)200,000 and $1,741.75 divided into 200,000 Deferred Shares of (pound)1 each and 174,175 Bearer Ordinary Shares of US$0.01 each/2/

                              TRANSFER OF SHARES/3/
                              ---------------------

4. The pre-emption rights of section 89(1) of the Act do not apply to any allotment of the Company's equity securities.

----------
/1/ The name of the Company was change on 21/st/ June 1993 from Saint Group PLC" to "Danka UK PLC".

/2/ By Special Resolution passed on 16/th/ April 1991 the Company increased its share capital from 100,000 divided into 100,000 Ordinary Shares of (pound)1 each to (pound)200,000 divided into 200,000 Ordinary Shares of (pound)1 each. By further Special Resolutions passed on 18/th/ June 1993 the Company increased its share capital from (pound)200,000 to (pound)200,000 and US$1,741.75 by the creation of 174,175 new Bearer Ordinary Shares of US$0.01 each, and converted each Ordinary Shares of (pound)1 each into one Deferred Share of (pound)1 each having the rights and being subject to the restrictions set out in these Articles of Association.

/3/ Articles 4, 5 and 6 were inserted by special resolution passed on 23/rd/ August 2001.

5. Subject to article (6) the directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is a fully-paid share or a share on which the Company has a lien.

6. Notwithstanding anything contained in these articles, the directors shall not decline to register any transfer of shares where such transfer is executed by or in favour of any bank or institution to whom such shares have been charged or mortgaged (or by or in favour of any nominee of such bank or institution) nor may the directors suspend registration of any member which is a bank or institution (or nominee thereof) to whom such shares have been charged or mortgaged. A certificate by any official of such bank or institution that the relevant shares are charged or mortgaged shall be conclusive evidence of that fact.

7.   Every transfer of a share shall:

     (a) be lodged at the office or at such other place as the Directors may appoint and be accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

     (b)  be in respect of only one class of shares; and

     (c)  be in favour of not more than four transferees.

                                GENERAL MEETINGS
                                ----------------

8. Clause 40 of Table A shall apply to the Company as if there were added at the end thereof the words "provided that in the case of a separate meeting of the holders of any class of shares all of which are registered in the name of one person that person present in person or by proxy shall constitute a quorum".

9. A member holding more than one share in the Company may appoint different proxies in respect of different shares held by him to attend on any occasion or to do any act which a proxy may attend or do on his behalf but not more than one proxy shall be appointed in respect of each share. Where a member appoints more than one proxy he shall state in each instrument of appointment the number of shares in respect of which the proxy thereby appointed is appointed. Clause 59 of Table A shall be modified accordingly.

                                    DIRECTORS
                                    ---------

10. Unless and until otherwise determined by the Company in General Meeting the number of Directors shall not be less than two nor more than twelve. A Director shall not be required to hold any share qualification.

11. The Directors shall be appointed in writing by the holder or holders of a majority in nominal value of the shares in the capital of the Company for the time being issued, other than non-voting shares, and such holder or holders may at any time and from time to time (subject to any maximum or minimum number of Directors permitted by or pursuant to these Articles) by notice in writing appoint any person to be a Director or remove any Director (whether or not in office at the time when these Articles were adopted) with or without appointing another Director in his place. Every such appointment or removal shall be in writing signed by the person or persons making the same (or where any such person is a corporation by any officer duly authorised on behalf of such corporation) and left at the registered office of the Company and shall effect upon being so left.

12. In Clause 90 of Table A the words "of filling vacancies or" shall be omitted.

13. (1) The Directors may procure the establishment and maintenance of any noncontributory or contributory pension or superannuation funds or life insurance schemes for the benefit of, and the grant of donations, gratuities, pensions, allowances, emoluments or benefits to any persons who are or shall have been at any time Directors or officers of or in the employment or service in any capacity of the Company, or of any subsidiary company of the Company or of the predecessors in business of the Company or any subsidiary company and the wives, widows, widowers, families or dependants of any such persons.

     (2) The Directors may also procure the establishment and subsidy of or subscriptions to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interest and well-being of the Company or of any such other company as aforesaid or of any such person as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object so far as the same are within the Company's objects as stated in its Memorandum of Association.

     (3) The Directors may procure any of the matters aforesaid to be done by the Company either alone or in conjunction with any such company as aforesaid.

14. Any Director may continue to be or become a Director of, or hold any other office or place of profit under any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, profit or other benefits received by him as a Director of, or holder of any other office or place of profit under, or member of, any such other company. The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as Directors of such company, or voting or providing for the payment of remuneration to the Directors of such company) and any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be appointed, a Director of such other company, and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

15. A director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is./4/

                     MANAGING AND OTHER EXECUTIVE DIRECTORS
                     --------------------------------------

16. The Directors may from time to time appoint one or more of their number to the office of managing Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. The appointment of any such managing Director shall be automatically determined if he ceases from any cause to be a Director. Clause 84 of Table A so far as it relates to a managing Director shall not apply.

17. The remuneration of a managing Director or any Director who may be appointed to any other office in the management of the business of the Company shall from time to time (subject to the provisions of any agreement between him and the Company) be fixed by the Directors, and may be by way of fixed salary, or commission on the profit, dividends or turnover of the Company or of any other company in which the Company is interested or other participation in any such profits, or by way of retiring salary or provision for a pension or pensions for himself or his dependants, or by all or any of those modes, and (subject as aforesaid) the remuneration so fixed shall be additional to any remuneration to which he may be entitled as a Director of the Company.

                               ALTERNATE DIRECTORS
                               -------------------

18. Every instrument appointing an alternate Director within Clauses 65 to 69 of Table A shall, as nearly as circumstances will admit, be in the following form or to the effect following:

     "I ___________ a Director of __________ Limited in pursuance of the power in that behalf contained in Table A as incorporated into the __________ Articles of Association of the Company, do hereby nominate and appoint of to act as alternate Director in my place at any meeting of the Directors which I am unable

----------
/4/  Article 15 was inserted by special resolution passed on 23/rd/ August 2001.

     to attend, and to exercise all my duties as a Director of the Company. As witness my hand this day of _________ 19 _________ ".

                               DIRECTORS' EXPENSES
                               -------------------

19. Clause 83 of Table A shall apply to the Company as if the word "shall" was substituted for the word "may" therein.

                         POWERS AND DUTIES OF DIRECTORS
                         ------------------------------

20. Clause 85 of Table A shall apply to the Company as if there were added at the end thereof the following: --

     "(d) may vote as a Director on any resolution concerning any such transaction or arrangement and if he shall so vote his vote shall be counted; and

     (e) shall be counted in the quorum present at a meeting when any such transaction or arrangement is under consideration".

                          DISQUALIFICATION OF DIRECTORS
                          -----------------------------

21.  The Office of a Director shall be vacated:

     (a) if by notice in writing to the Company he resigns the office of Director;

     (b) if he becomes bankrupt or enters into any arrangement with his creditors;

     (c) if he ceases to be a Director by virtue of any provision of the Act or he becomes prohibited by law from being a Director;

     (d)  if he is, or may be, suffering from mental disorder and either:

          (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

          (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

     (e)  if he is removed from office by notice pursuant to Article 9 hereof.

22. (1) The Directors may establish any divisional board, local board, management committee, executive committee, managers, agency or other boards or committees of whatever title (all of which are hereinafter referred to as "Divisional Boards") for managing any of the affairs of the Company either in the

     United Kingdom or elsewhere and may appoint any person in the full-time or part-time employment of the Company or of any holding company of the Company or of any subsidiary company of such holding company (such companies being hereinafter collectively referred to as "Associated Companies") to be a member of such Divisional Boards and may fix his remuneration and may delegate (subject as hereinafter provided) to any Divisional Board any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and may authorise the members of any Divisional Board or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit and the Directors may remove any person so appointed and may annul and vary any such delegation but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. The Directors may from time to time specify the powers and duties of such Divisional Boards provided that:

     (a) such Divisional Board shall at all times be responsible and report to the Directors of the Company; and

     (b) a Divisional Board may with the consent of the Directors appoint a chairman who shall be entitled with the like consent to use the title "Divisional Chairman" or such other title as the Directors may from time to time approve; and

     (c) minutes of all proceedings at meetings of any Divisional Board shall be maintained and such minutes shall at all times be open for inspection by any Director of the Company.

22. (2) The directors may from time to time appoint any person (not being a Director of the Company) who is in the full-time or part-time employment of the Company or an Associated Company to be a "Divisional Director" or a "Divisional Managing Director" or a "Regional Director" or an "Associate Director" of the Company or to hold such other title or titles incorporating the word "Director" as the Directors shall, from time to time, determine (such appointment being hereinafter referred to as "Divisional Director") on such terms as the Directors shall, in their absolute discretion, think fit and the Directors may, at the like discretion, at any time terminate the appointment of any Divisional Director. Any person so appointed as a Divisional Director shall not be a Director of the Company for any of the purposes of the Companies
     Act 1985./5/

22.  (3)  Without prejudice to the generality of Article 19(1):

----------
/5/  Article 22 was inserted by special resolution passed on 10/th/ May 2001.

     (a) A Divisional Director shall not have any of the powers or be subject to any of the duties of a Director save insofar as specific powers or duties may be vested in or delegated to him by the Directors.

     (b) A Divisional Director shall not be entitled to have access to the books of the Company and shall not be entitled to receive notice of or to attend or vote at meetings of the Directors. A Divisional Director may attend any meeting of the Directors by invitation of the Directors but a Divisional Director shall not be included in the number required to form a quorum.

     (c) A Divisional Director shall not be required to hold any share qualification and shall not be entitled to any remuneration pursuant to Clause 82 of Table A.

     (d) The appointment of any person as a Divisional Director shall not (unless otherwise agreed between him and the Company) affect the existing terms and conditions of employment, remuneration, retirement benefits, pension or other rights or duties of such person.

     (e) The office of a Divisional Director shall be vacated automatically in the event of his ceasing to be employed for any reason by the Company or by an Associated Company or in the event of his appointment being terminated by the Directors in accordance with the provisions of Clause 19(1) above.

     (f) The Directors may enter into any contract and transact any business without the knowledge or approval of any Divisional Directors provided that no transaction shall be carried out which would impose any personal liability on all or any of the Divisional Directors for the time being either under the Companies Act 1985 or otherwise except with their or his consent.

     (g) The expressions "Director", "a Director" and "the Directors" in these Articles (including Table A) shall not mean or include a Divisional Director or Divisional Directors.

                            SHARE WARRANTS TO BEARER/6/
                            ---------------------------

23. (1) Subject to the provisions hereinafter contained the Company may issue Share Warrants with respect to any shares which are fully paid up upon a request in writing by the person registered as the holder of such shares. The request shall be in such form, and authenticated by such Statutory Declaration or other evidence as to the identity of the person making the same as the Directors shall from time to time require.

     (1) Before the issue of a Share Warrant, the Certificate (if any) for the shares intended to be included in it shall be delivered up to the Directors.

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     (2)  Share Warrants shall be issued under the Common Seal of the Company or, if the Directors so resolve, in such other manner having the same effect as if issued under the Common Seal of the Company, and shall state that the bearer is entitled to the shares therein specified.

     (3) The bearer for the time being of a Share Warrant shall, subject to these Articles, be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the register of members as the holder of the shares specified in such Share Warrant.

     (4) The shares included in any Share Warrant shall be transferred by delivery of the Share Warrant without any written transfer and without registration, and the provisions in these Articles with respect to the transfer and transmission of and to the lien of the Company on shares shall not apply to shares so included.

     (5) No person shall as bearer of a Share Warrant be entitled to attend or vote or exercise in respect thereof any of the rights of a member at any general meeting of the Company or sign any requisition for or give notice of intention to submit a resolution to a meeting, or to sign any written resolution of the Company unless three days at least (or other lesser period as the Directors shall specify) before the day appointed for the meeting in the first case, and unless before the requisition or notice is left at the registered office, in the second case, or before he signs the written resolution in the third case, he shall have deposited the Share Warrant in respect of which he claims to act, attend or vote as aforesaid at the registered office for the time being of the Company or such other place as the Directors appoint, together with a statement in writing of his name and address, and unless the Share Warrant shall remain so deposited until after the Meeting or any adjournment thereof shall have been held or, in the case of a written resolution, the same shall have been signed. Not more than one name shall be received as that of the holder of a Share Warrant.

     (6) There shall be delivered to the person so depositing a Share Warrant a certificate stating his name and address and describing the shares represented by the Share Warrant so deposited by him, and such certificate shall entitle him, or his proxy duly appointed, to attend and vote at any general meeting or to sign any written resolution in the same way as if he were the registered holder of the shares specified in the certificate. Upon delivery up of the said certificate to the Company, the Share Warrant in respect whereof it shall have been given shall be returned.

     (7) No person as bearer of any Share Warrant shall be entitled to exercise any of the rights of a member (save as hereinbefore expressly provided in respect of general meetings) without producing such Share Warrant and stating his name and address, and (if and when the Directors so require) permitting an endorsement to be made thereon of the fact, date, purpose and consequence of its production.

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     (8)  The Directors shall provide as from time to time they shall think fit for the issue to the bearers for the time being of Share Warrants of coupons payable to bearer providing for the payment of the dividends upon and in respect of the shares represented by the Share Warrants. Every such coupon shall be distinguished by the number of the Share Warrant in respect of which it is issued, and by a number showing the place it holds in the series of coupons issued in respect of that Share Warrant.

     (9) Upon any dividend being declared to be payable upon the shares specified in any Share Warrant, the Directors shall give notice to the members in accordance with these Articles, stating the amount per share payable, date of payment, and the serial number of the coupon to be presented and thereupon any person presenting and delivering up a coupon of that serial number at the place, or one of the places, stated in the coupon, or in the said notice, shall be entitled to receive at the expiration of such number of days (not exceeding 14) after so delivering it up as the Directors shall from time to time direct the dividend payable on the shares specified in the Share Warrant to which the said coupon shall belong, according to the notice which shall have been so given.

     (10) the Company shall be entitled to recognise an absolute right in the bearer for the time being of any coupons of which notice has been given as aforesaid for payment to such amount of dividend on the Share Warrant whereto the said coupon shall belong as shall have been as aforesaid declared payable upon presentation and delivery of the coupon, and the delivery of such coupon shall be a good discharge to the Company accordingly.

     (11) If any Share Warrant or coupon be worn out or defaced, the Directors may, upon the surrender thereof for cancellation, issue a new one in its stead, and if any Share Warrant or coupon be lost or destroyed, the Directors may, upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as they shall think adequate, issue a new one in its stead. In case of loss or destruction the bearer to whom such new Share Warrant or coupon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of evidence of such loss or destruction and to such indemnity.

     (12) If the bearer of any Share Warrant shall surrender it together with all coupons belonging thereto for cancellation and shall lodge therewith at the registered office for the time being of the Company a declaration in writing, signed by him, in such form and authenticated in such manner as the Directors shall from time to time direct, requesting to be registered as a member in respect of the shares specified in such Share Warrant, and stating in such declaration his name and address, he shall be entitled to have his name entered as a registered member of the Company in respect of the shares specified in the Share Warrant so surrendered, but the Company shall not be responsible for any loss incurred by any person by reason of the Company entering in the Register upon the surrender

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     of a Share Warrant the name of any person not the true and lawful owner of the Share Warrant surrendered.

     (13) Clause 5 of Table A shall be read and construed as if at the end of such Clause there were added the words "or, in the case of a Share Warrant, in the bearer of the Warrant for the time being".

     (14) Clause 29 of Table A shall be read and construed as if the word "registered" appeared before the word "member" in the first line of such Clause.

     (15) Clause 30 of Table A shall be read and construed as if the word "registered" appeared before the word "share" in the first line of such Clause.

24. A notice may be given by the Company to the holder of a Share Warrant to the address supplied by him by notice in writing to the Company from time to time for the giving of notice to him. Any notice to the Company supplying a new address for the giving of notices by the Company shall be accompanied by the Share Warrant which shall be cancelled and a new Share Warrant shall be issued having endorsed thereon the address to which future notices by the Company to the holder of the Share Warrant may be given.

25 The Directors may from time to time require any holder of a Share Warrant who gives, or has given, an address at which notices may be served on him, to produce his Share Warrant and to satisfy them that he is, or is still, the holder of the Share Warrant in respect of which he gives or gave the address.

26. Any notice required to be given by the Company to the members, or any of them, and not expressly provided for by these Articles, or any Notice which cannot be served in the manner so provided, shall be sufficiently given by advertising the same once in the London Gazette.

                                 DEFERRED SHARES
                                 ---------------

27.  (1)  Income and Capital

     (a) Save as provided in paragraph (b) below, the holders of Deferred Shares shall not be entitled to any participation in the profits or the assets of the company.

     (b) On a winding-up of the Company, the holders of Deferred Shares shall be entitled out of the surplus assets of the Company to the return of the nominal capital paid up on the Deferred Shares held by them after the holders of every other class of shares in the capital of the Company shall have received the sum of (pound)10 million in respect of each share (other than Deferred Shares) held by them.

28.  (2)  Voting

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     None of the Deferred Shares shall carry any right to receive notice of or attend and vote at any general meeting of the Company.

29.  (3)  Repurchase

     Notwithstanding any other provision of the Articles, subject to the Companies Act 1985 the Company shall have the power and authority at any time prior to the expiration of 18 months from the date of adoption of this Article or at such other time as may be specified by special resolution of the Company to repurchase all or any of the Deferred Shares for an aggregate consideration of (pound)1 which shall be applied for the benefit of the Company.

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